Exhibit 10.6

FIRST AMENDMENT TO CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

             This First Amendment to Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement (the “Amendment”) is made as of July 31, 2001 by and between Electric City Corp., a Delaware corporation (the “Company”), and Newcourt Capital USA, Inc., a Delaware corporation (“Lender”).

WITNESSETH

             WHEREAS, the Company and Lender have entered into that certain Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement dated as of April 18, 2001 (the “Agreement”); and

             WHEREAS, the parties desire to modify the Agreement in certain respects to increase the aggregate principal amount available for borrowings thereunder to $3,200,000, and to clarify certain of their obligations thereunder and have agreed to enter into the following Amendment to the Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.         Definitions.  Capitalized terms used in this Amendment but not otherwise defined shall have the meanings specified in the Agreement, unless the context requires otherwise.

B.         Certain Amendments. The Agreement is hereby amended, supplemented or modified, as the case may be, as indicated below:

(a)         The definition of “Availability Period” is amended in its entirety and shall mean “the period from and after the Closing Date through the earliest to occur of (i) the closing of a Qualified Transaction and (ii) August 15, 2001.”

(b)        The definition of “Qualifying Transaction” is amended in its entirety and shall mean “the issuance and sale by the Company, on or prior to October 16, 2001, of shares of Series A Preferred Stock for an aggregate purchase price of not less than $8 million, including the outstanding principal amount of the Notes and accrued but unpaid interest thereon, if the aggregate purchase price of all such sales of Series A Preferred Stock together with the outstanding principal amount of the Notes, and accrued but unpaid interest thereon, would equal or exceed $8 million.”

(c)         The definition of “Securities Purchase Agreement” is amended in its entirety and shall mean “the securities purchase agreement in substantially the form attached hereto as Exhibit “D-1,” together with the exhibits thereto, as amended from time to time,” which Exhibit “D-1” and exhibits thereto hereby replace the prior Exhibit “D” and exhibits thereto in their entirety.

(d)        The definition of “Subsidiary” is amended by deleting the last sentence of such definition in its entirety.

(e)         The first sentence of Section 2.1 shall be amended to read, “The aggregate principal amount of Loans to be made by Lender under this Agreement shall not exceed $3,200,000 (Three Million Two Hundred Thousand U.S. Dollars) (such amount being hereinafter referred to as the “Commitment”).”

(f)         The definition of “Notes” is hereby supplemented to attach the form of Convertible Senior Subordinated Promissory Note in the form attached hereto as Exhibit A-1, which form of note shall be issued by the Company in respect of any Additional Loans advanced on or after the date of this Amendment.

(g)        Section 2.5 is hereby deleted in its entirety.  Concurrently with the execution and delivery of this Amendment, Lender shall surrender the Bridge Warrant to the Company for cancellation.  Following such surrender, the Company shall issue the Placement Agent Warrant (as defined in the Securities Purchase Agreement) to Newcourt Capital Securities, Inc.

C.         Registration Rights Agreement.  The definition of “Warrants” in the Registration Rights Agreement between the Company and Lender is amended in its entirety and shall mean “the Placement Agent Warrants (as defined in the Securities Purchase Agreement).”  Each of Lender and Newcourt Capital Securities, Inc. shall be deemed for all intents and purposes a “Holder” under the Registration Rights Agreement and shall be entitled to all rights and benefits of a “Holder” thereunder.  Upon the Closing (as defined) under the Securities Purchase Agreement, the parties hereto agree that the Registration Rights Agreement shall be terminated automatically and of no further force and effect.

D.         No Further Modification.  Except as expressly provided in this Amendment, the Agreement and the Registration Rights Agreement remain unmodified and in full force and effect in accordance with their respective terms.

E.          Counterparts; Governing Law.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument; and this Amendment shall be governed by the laws of the State of New York.

[Signatures on Following Page]

             IN WITNESS WHEREOF, the Company and Lender have executed this Amendment as of the day and year first above written.

COMPANY:		LENDER:

ELECTRIC CITY CORP., a Delaware corporation		NEWCOURT CAPITAL USA, INC., a Delaware corporation

By:	/s/ John Mitola	By:	/s/ Guy Piazza

Name:	John Mitola	Name:	Guy Piazza

Title:	CEO	Title:	Vice President

PLACEMENT AGENT:

NEWCOURT CAPITAL SECURITIES, INC., a Delaware corporation

By:	/s/ Robert W. Sexton

Name:	Robert W. Sexton

Title:	EVP + Managing Director